UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2009 (July 21, 2009

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GLEN ROSE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-10179	87-0372864
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation) or organization	File Number)	Identification No.)

One Energy Square, Suite 200

4925 Greenville Avenue, Dallas, TX 75206

(Address of principal executive offices) (Zip Code)

214-800-2663

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Glen Rose Petroleum Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item. 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 21, 2009, Joseph Tovey, age 70, was appointed to serve as a contract Chief Executive Officer and contract Chief Financial Officer of Glen Rose Petroleum Corporation, a Delaware corporation. The contract terms have yet to be finalized.

From January 1977 to date, Mr. Tovey has served as Managing Partner/CEO of Tovey & Company LLC and its predecessors. Tovey & Company is a New York based investment banking firm specializing in the energy industry. During his past five years in this position, Mr. Tovey advised 15 oil and natural gas producing firms with respect to mergers, acquisitions, development, exploration, divestitures, and short to medium term financing.

During the past five years he has also served as an Adjunct Assistant Professor, Sy Syms School of Business of Yeshiva University, teaching courses on History of Private Banking, Merchant Banking and Investment Banking; on Financial History of the United States; on Corporate Finance; and on Portfolio Management. Mr. Tovey is not currently teaching at Yeshiva University and thus has no current appointment.

Mr. Tovey received a BS in Accounting, Summa cum laude, with honors in economics, September 1959 from Brooklyn College. He received a MBA in Taxation from New York University Graduate School of Business Administration in June 1961 and a Ph.D. in Investment, Corporate Finance, Taxation, Accounting and Economics from NYUGBA in June 1969.

Joseph F. “Chip” Langston has been a director of the Company since November 2007. Mr. Langston resigned as a director on July 21, 2009. His resignation communication is attached as an exhibit to this Form 8-K.

At a Board of Directors meeting on July 21, 2009, the Board of Directors elected Andrew Taylor-Kimmins to serve as director and Chairman of the Board of Directors for a term beginning July 21, 2009 and expiring at the Company’s next shareholder meeting or election. Mr. Taylor-Kimmins is affiliated with Blackwood Ventures, LLC, our majority shareholder.

Mr. Taylor-Kimmins, age 51, is a United Kingdom citizen. In addition to serving as a manger of Blackwood Ventures, LLC, Mr. Taylor-Kimmins is currently working for Blackwood Capital (a family owned investment and consulting business) through which he has assisted in the corporate strategy, capital raising and investor relations for a number of US resource businesses including Glen Rose Petroleum Corporation, Lothian Oil Inc, Waste2Energy Inc., and Blackwood Resources LLC. Previously he was (through Blackwood Capital) an investor in and consultant to Zletovo Zinc Ltd, a Lead, Zinc and Silver mining operation in the Republic of Macedonia. He managed the acquisition of the assets from Xeminex Inc. in a management buy-out and drove the strategy, development and implementation of the re-start of both Zletovo and Toranica mines and their subsequent sale to a major international resource group, Binani Industries.

Previously Mr. Taylor-Kimmins also served as Chief Executive Officer of Xeminex, Inc. dealing with resource projects world-wide including the acquisition of metal and mining assets, the implementation and exploitation of metal and mineral extraction technologies and the maximization of the value of precious and nonferrous metals prior to and post extraction.

In 1984 Mr. Taylor-Kimmins formed Blade Securities, Ltd. in the United Kingdom, a commodity and financial futures trading business. During the 1987 market dislocation, the firm suffered a trading loss and shut down in March 1988. In 1992 Mr. Taylor-Kimmins pled guilty to Fraudulent Trading in the United Kingdom relating to Blade Securities, Ltd. and served nine months. That offense contains the following legal elements: (1) at the time a company incurs the debt the person is a director of the company; (2) the company is insolvent at that time, or becomes insolvent by incurring that debt, or by incurring at that time debts including that debt; (3) the director suspected at the time when the company incurred the debt that the company was insolvent or would become insolvent as a result of incurring that debt or other debts; and (4) the director’s failure to prevent the company incurring the debt was dishonest.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit Number	Description
99.1	E-mail from Joseph F. “Chip” Langston dated July 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2009

GLEN ROSE PETROLEUM CORPORATION

By:	/s/ ANDREW TAYLOR-KIMMINS
Andrew Taylor-Kimmins, Chairman

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